SECOND AMENDMENT

TO THE

PARTICIPATION AGREEMENT

Among

MET INVESTORS SERIES TRUST,

METLIFE ADVISERS, LLC,

METLIFE INVESTORS DISTRIBUTION COMPANY

And

METROPOLITAN LIFE INSURANCE COMPANY

This AMENDMENT (this “Amendment”) is made and entered into as of the 1st day of May, 2009 by and among MET INVESTORS SERIES TRUST, a business trust organized under the laws of the State of Delaware (the “Fund”), METROPOLITAN LIFE INSURANCE COMPANY (the “Company”) on its own behalf and on behalf of each of its separate accounts, METLIFE INVESTORS DISTRIBUTION COMPANY (the “Underwriter”), and METLIFE ADVISERS, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”).

WHEREAS, the Company, the Underwriter, and the Fund are parties to a Participation Agreement dated as of April 30, 2001 (the “Agreement”);

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	References in the Agreement to Met Investors Advisory, LLC are hereby replaced with MetLife Advisers, LLC.

2.	In all other respects, the Agreement is confirmed and remains in full force and effect.

3.	This Amendment shall become effective as of the date first set forth above.

4.	If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

5.	This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instruments.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.

MET INVESTORS SERIES TRUST

By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget
Title:	President and Chief Executive Officer

METLIFE ADVISERS, LLC

By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget
Title:	President and Chief Executive Officer

MET INVESTORS DISTRIBUTORS COMPANY

By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget
Title:	Executive Vice President and Chief Marketing Officer

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Elizabeth M. Forget
Name:	Elizabeth M. Forget
Title:	Senior Vice President

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